Certificate No. _____                                         ________ Shares


                      DOUBLE EAGLE PETROLEUM AND MINING CO.
                 10,000,000 Shares 10 Cent Par Value Authorized
               Incorporated under the laws of the State of Wyoming


THIS CERTIFIES
THAT ................................................................  IS THE
                                                                     OWNER OF


                                  **SPECIMEN**


                                                              CUSIP 258570 209

Fully paid and non-assessable shares of the par value of 10 cents per share of the common Stock of Double Eagle Petroleum And Mining Co. transferrable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the transfer agent.

Witness the seal of the corporation and the signatures of its duly authorized officers.

Dated:
      -------------------------------

[CORPORATE SEAL]


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           Secretary                                     President